MASSACHUSETTS TRUST CONVERTING TO DELAWARE TRUST

Oppenheimer Global Allocation Fund
a series of Oppenheimer Quest for Value Funds
N-SAR Exhibit – Item 77M

During the fiscal semiannual period, Oppenheimer Quest for Value Funds (the “Registrant”), on behalf of its series, Oppenheimer Global Allocation Fund, a Delaware statutory trust, became the successor issuer to Oppenheimer Quest for Value Funds, on behalf of its series, Oppenheimer Global Allocation Fund (the “Predecessor Registrant”), a Massachusetts business trust (the “Massachusetts Fund”).  Please see the Registrant’s Notification of Registration on Form N-8A/A, filed with the Securities and Exchange Commission on October 10, 2013 (Accession No. 0000728889-13-001612).

The Board and shareholders of the Registrant approved an Agreement and Plan of Reorganization, which called for a reorganization of the Fund (the “Reorganization”) from the Massachusetts Fund into a newly formed Delaware statutory trust (the “Delaware Fund”).

Following the Reorganization, shareholders of the Massachusetts Fund became shareholders of the Delaware Fund.  As of the effective date of the Reorganization, the Delaware Fund held the same portfolio of securities previously held by the Massachusetts Fund.  As the successor to the Massachusetts Fund’s operations, the Delaware Fund adopted the Massachusetts Fund’s registration statement under federal securities laws with amendments to show the new Delaware statutory trust structure and remains subject to the Investment Company Act of 1940 and the rules thereunder.

For additional information please refer to the Registrant’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 11, 2013 (Accession No. 0000728889-13-000624).

Oppenheimer Small-& Mid-Cap Value Fund
N-SAR Exhibit – Item 77M

During the fiscal semiannual period, Oppenheimer Quest for Value Funds a Delaware statutory trust, on behalf of its series, Oppenheimer Small- & Mid-Cap Value Fund (the “Trust”), became the successor issuer to Oppenheimer Quest for Value Funds, a Massachusetts business trust (the “Massachusetts Fund”), on behalf of its series, Oppenheimer Small- & Mid-Cap Value Fund (the “Predecessor Registrant”).  Please see the Registrant’s Notification of Registration on Form N-8A/A, filed with the Securities and Exchange Commission on October 10, 2013 (Accession No. 0000728889-13-001612).

The Board and shareholders of the Registrant approved an Agreement and Plan of Reorganization, which called for a reorganization of the Fund (the “Reorganization”) from the Massachusetts Fund into a newly formed Delaware statutory trust (the “Delaware Fund”).

Following the Reorganization, shareholders of the Massachusetts Fund became shareholders of the Delaware Fund.  As of the effective date of the Reorganization, the Delaware Fund held the same portfolio of securities previously held by the Massachusetts Fund.  As the successor to the Massachusetts Fund’s operations, the Delaware Fund adopted the Massachusetts Fund’s registration statement under federal securities laws with amendments to show the new Delaware statutory trust structure and remains subject to the Investment Company Act of 1940 and the rules thereunder.

For additional information please refer to the Registrant’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 11, 2013 (Accession No. 0000728889-13-000623).

Oppenheimer Flexible Strategies Fund
a Series of Oppenheimer Quest for Value Funds
N-SAR Exhibit – Item 77M

During the fiscal semiannual period, Oppenheimer Quest for Value Funds, on behalf of its series Oppenheimer Flexible Strategies Fund (the “Registrant”), a Delaware statutory trust, became the successor issuer to Oppenheimer Flexible Strategies Fund (the “Predecessor Registrant”), a Massachusetts business trust (the “Massachusetts Fund”).  Please see the Registrant’s Notification of Registration on Form N-8A/A, filed with the Securities and Exchange Commission on October 10, 2013 (Accession No. 0000728889-13-001612).

The Board and shareholders of the Registrant approved an Agreement and Plan of Reorganization, which called for a reorganization of the Fund (the “Reorganization”) from the Massachusetts Fund into a newly formed Delaware statutory trust (the “Delaware Fund”).

Following the Reorganization, shareholders of the Massachusetts Fund became shareholders of the Delaware Fund.  As of the effective date of the Reorganization, the Delaware Fund held the same portfolio of securities previously held by the Massachusetts Fund.  As the successor to the Massachusetts Fund’s operations, the Delaware Fund adopted the Massachusetts Fund’s registration statement under federal securities laws with amendments to show the new Delaware statutory trust structure and remains subject to the Investment Company Act of 1940 and the rules thereunder.

For additional information please refer to the Registrant’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 11, 2013 (Accession No. 0000728889-13-000623).